Exhibit 4.18


                                                                      Exhibit II


                          REGISTRATION RIGHTS AGREEMENT


                  This Registration Rights Agreement is made and entered into on July 11, 2002, by and among INTERNET COMMERCE CORPORATION, a Delaware corporation (the "Company"), ING Merger, LLC and ING Capital, LLC (the "Stockholder"), each with its principal executive offices at 1325 Avenue of the Americas, New York, New York 10019.

                  WHEREAS, the Stockholder is an affiliate of ING Merger, LLC and is acquiring from the Company shares of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock"), and Warrants (as hereinafter defined) pursuant to a settlement agreement dated as of even date herewith (the "Settlement Agreement");

                  NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Stockholder, intending legally to be bound, hereby agree as follows.

                  Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" of any Person means any other Person who either, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, the term "control" (including the terms "controlling" "controlled by" and under "common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Business Day" shall mean any day which is not a Saturday or Sunday or legal holiday on which banks are authorized or required to be closed in New York, New York.

                  "Capital Stock" shall mean all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

                  "Common Stock" shall have the meaning set forth in the recitals to this Agreement.

                  "Current Market Value" shall mean the average closing price on The Nasdaq National Market of the Company's Common Stock for the ten (10) consecutive trading days ending one (1) day prior to the date of any calculation; provided, however, that if there are no trades on any such trading day, the closing price shall be the average of the closing bid and asked prices for such day; provided, further, however, that if the Common Stock is not then listed on The Nasdaq National Market, the Current Market Value shall mean the average closing price either of the principal stock exchange on which the Common Stock is listed, or of the quotation system, operated by a national securities association, on which the Common Stock is quoted, for the ten (10) consecutive trading days ending one (1) day prior to the date of any calculation;

however, if there are no trades on any such trading day, the closing price shall be the average of the closing bid and asked prices for such day.

                  "Delay Notice" shall have the meaning set forth in Section 6(b) hereof.

                  "Demand Registration" shall have the meaning set forth in
Section 4(a)(iii) hereof.

                  "Demand Registration Period" shall have the meaning set forth in Section 4(a)(iv) hereof.

                  "Encumbrance" means any lien, pledge, mortgage, security interest, charge, restriction, adverse claim or other encumbrance of any kind or nature whatsoever.

                  "Hold-Back Election" shall have the meaning set forth in
Section 6(a) hereof.

                  "Material Development Condition" shall have the meaning set forth in Section 6(b) hereof.

                  "Other Holders" shall have the meaning set forth in Section 3(c) hereof.

                  "Person" shall mean an individual, partnership, corporation, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof or any other similar entity.

                  "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                  "Registrable Securities" shall mean the Common Stock and the shares of Common Stock issuable upon the exercise of the Warrants acquired by the Stockholder from the Company pursuant to the Settlement Agreement and any other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution or otherwise in respect of such Common Stock.

                  "Registration Expenses" shall have the definition set forth in
Section 7 hereof.

                  "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

                  "Requesting Securityholder" shall have the meaning set forth in Section 4(b) hereof.

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

                  "Restricted Securities" shall have the meaning set forth in
Section 2 hereof.

                  "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "Rule 903" shall mean Rule 903 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "Rule 904" shall mean Rule 904 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "SEC" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

                  "Selling Stockholder" shall mean any Stockholder whose Registrable Securities are included in a Registration Statement.

                  "Settlement Agreement" shall have the definition set forth in the recitals to this Agreement.

                  "Shelf Registration" shall have the meaning set forth in
Section 3(a) hereof.

                  "Shelf Registration Period" shall have the meaning set forth in Section 3(b) hereof.

                  "Stockholder" shall mean ING Capital, LLC, and any Person to whom the rights under this Agreement are assigned pursuant to Section 18 hereof.

                  "Underwritten Offering" shall mean a registered offering in which securities of the Company are sold to an underwriter pursuant to a firm commitment underwriting agreement for reoffering to the public.

                  "Warrants" shall mean the five year warrants to purchase Common Stock issued to the Stockholder pursuant to the Settlement Agreement.

                  Section 2. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security. As used herein, a Restricted Security is a Registrable Security which (a) has not been effectively registered under the Securities Act and distributed to the Stockholder

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

in accordance with an effective Registration Statement and (b) has not been distributed by the Stockholder pursuant to Rule 144, Rule 903 or Rule 904, unless, in the case of a Registrable Security distributed pursuant to Rule 903 or 904, any applicable restricted period has not expired or the SEC or its staff has taken the position in a published release, ruling or no-action letter that securities distributed under Rule 903 or 904 are ineligible for resale in the United States under Section 4(1) of the Securities Act notwithstanding expiration of the applicable restricted period.

                  Section 3. Shelf Registration.

                  (a) Filing. Subject to the provisions of Section 6(b) hereof, the Company shall file within sixty (60) days after the date hereof, a Registration Statement on Form S-3 (or any successor form) covering all Registrable Securities (the "Shelf Registration"). In the event that after the filing of the Shelf Registration the SEC notifies the Company that it is not eligible to use Form S-3 in connection with the registration of Registrable Securities acquired by the Stockholder pursuant to the Settlement Agreement, the Company shall, in this connection, use its commercially reasonable efforts to
(i) undertake a discussion with the Staff of the SEC concerning the Company's eligibility to use Form S-3 as contemplated by this Section 3(a), and (ii) allow legal counsel to the Stockholder a reasonable opportunity to attempt to convince the Staff of the SEC of such eligibility. If the SEC maintains its non-eligibility position, the Company will be deemed to have fully performed its obligations under this Section 3(a) and Section 3(b) hereof.

                  (b) Effectiveness of Registration Statement. Subject to the provisions of Sections 3(a) and 6(b) hereof, the Company shall use commercially reasonable efforts to (i) cause the Registration Statement(s) relating to the Shelf Registration described in Section 3(a) hereof to become effective as promptly as practicable after the filing thereof, and (ii) thereafter keep such Registration Statement effective continuously for the period (the "Shelf Registration Period") ending on the earlier of (A) one (1) year from the closing under the Settlement Agreement and (B) the date on which all Registrable Securities covered by such Registration Statement have been sold.

                  (c) Inclusion of Other Securities. The Company and any other holder of the Company's capital securities who has registration rights ("Other Holders") may include its securities in the Shelf Registration effected pursuant to this Section 3 so long as all such Persons pay their pro rata share of the registration fee in connection with the registration of all such securities and their pro rata share of any other additional costs incurred by the Company as a result of including securities of Other Holders in the Shelf Registration.

                  (d) Costs. The Stockholder shall reimburse the Company for all Registration Expenses (as defined in Section 7) under this Section up to a maximum amount of $15,000. In the event the SEC has material comments regarding the disclosures contained or incorporated in the Registration Statement, the resolution of which, together with the costs to the Company referred to in the first sentence hereof, would exceed $15,000, the Stockholder may elect to reimburse the Company for such excess costs so long as the Company attempts to achieve a resolution with the SEC on such comments that would allow the Form S-3 to become effective as soon as practicable. If the Stockholder does not make any reimbursement provided for in this

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

Section 3(d), the Company may immediately withdraw the Registration Statement and the Company shall be deemed to have fully performed all of its obligations under this Section 3.

                  Section 4. Demand and Piggyback Registrations.

(a)                        Demand Registration.

                           (i) The Stockholder(s) (not including Other Holders) may request that the Company effect the registration on Form S-3 of all or part of the Registrable Securities owned by the Stockholder(s) by delivering a written notice to the Company signed by the requesting Stockholder(s) requesting such registration and describing the intended manner and timing of the sale of such Registrable Securities in reasonable detail: provided that no Stockholder may make such a request if its Registrable Securities are then included in the Shelf Registration, and provided, further, that the Stockholder(s) may not make more than one (1) such request.

                           (ii) Upon receipt of any request pursuant to Section 4(a)(i) hereof, the Company will notify each Stockholder (not including Other Holders) who did not sign the request described in Section 4(a)(i) hereof and each such other Stockholder shall be entitled to join in the request by providing written notice thereof to the Company within ten (10) days after the delivery of such notice by the Company.

                           (iii) Subject to the provisions of Section 6(b) hereof, the Company shall use commercially reasonable efforts to file, as expeditiously as possible, but in any event no later than seventy-five (75) days after the delivery of the request to the Company pursuant to Section 4(a)(i) hereof, a Registration Statement on an appropriate Form covering all Registrable Securities so requested to be included therein (the "Demand Registration"), provided that the Company shall have no obligation to file any such registration statement if the then market value of the Registrable Securities to be included therein is less than $250,000 in the aggregate. (iv) Subject to the provisions of Section 6(b) hereof, the Company agrees to use commercially reasonable efforts to (A) cause the Registration Statement relating to the Demand Registration to become effective as promptly as practicable, and (y) subject to the second sentence of Section 5(b) hereof and clauses (2) and (3) of the last sentence of Section 6(b) hereof, keep such Registration Statement effective for the period (the "Demand Registration Period") ending in the earlier of thirty (30) days and the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed.

                           (v) The Company and any Other Holder may include securities in the Demand Registration effected pursuant to this Section 4(a); provided, the Stockholder(s) shall have priority sale rights over the Company and such Other Holders with respect to all Registrable Securities requested by them to be included in such Demand Registration.

                           (vi) Upon the request of the Company or the Stockholder(s) (other than Other Holders), and the identification by the Company of a managing underwriter

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

         reasonably satisfactory to a majority in interest of the Stockholder(s) who have requested the Demand Registration, the Demand Registration shall provide for an Underwritten Offering.

                  Notwithstanding the foregoing, if the Company is not eligible to utilize a registration statement on Form S-3 for a secondary sale by the Selling Stockholders (pursuant to General Instruction I(B)(3) to the Form S-3 or pursuant to then-current SEC interpretations and policies), then the Stockholder(s) requesting such Demand Registration shall agree to pay (on a pro rata basis) all Registration Expenses (as defined in Section 7) in connection with such Demand Registration.

                  (b) Piggyback Registration. If the Company at any time proposes to file a registration statement with respect to its Common Stock, whether for its own account or for the account of an Other Holder or Other Holders that have requested such registration (a "Requesting Securityholder"), other than a registration statement or Form S-4 or S-8 (or any successor or substantially similar form) and other than in connection with on employee compensation plan, or securities issued pursuant to any such plan, or a dividend reinvestment plan, then the Company shall in each case give written notice of such proposed filing to the Stockholder(s) at least twenty (20) days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to the Stockholder(s) the opportunity to have any or all of the Registrable Securities held by the Stockholder(s) included in such registration statement. If any Stockholder desires to have its Registrable Securities registered under this Section 4(b), it shall so advise the Company in writing within ten (10) days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall use commercially reasonable efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering advises the Company that the total number of shares of Common Stock which the Stockholder(s), the Company and any other Persons intended to be included in such proposed public offering is sufficiently large to materially adversely affect the success of such proposed public offering, then the number of shares of Common Stock to be offered for the accounts of the Stockholder(s) and the Other Holders shall be reduced pro rata, based upon the aggregate number of securities to be offered for the accounts of the Stockholder and all Other Holders (except the Company and the Requesting Securityholder) intended to be included in such offering, to the extent necessary to reduce the total number of securities to be included in such proposed public offering to the number recommended by such managing underwriter or underwriters before the securities offered by the Company or any Requesting Securityholder are so reduced. Anything to the contrary in this Agreement notwithstanding, the Company may withdraw or postpone a Registration Statement referred to in this Section 4(b) at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without any liability or obligation to any Stockholder.

                  Section 5. Registration Procedures.

                  (a) General. In connection with the Company's registration obligations pursuant to Sections 3 and 4 hereof, the Company will:

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

                           (i) prepare and file with the SEC a new Registration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep such Registration Statement effective for the time periods set forth in
         Section 3(b) and Section 4(a), as the case maybe; provided that no Registration Statement shall be required to remain in effect after all Registrable Securities covered by such Registration Statement have been sold and distributed as contemplated by such Registration Statement, and, provided, further, that as soon as practicable, but in no event later than three (3) Business Days before filing such Registration Statement, the Company shall furnish to the Selling Stockholder(s) copies of all such documents proposed to be filed, which documents shall be subject to the review of the Selling Stockholder(s);

                           (ii) notify the Selling Stockholder(s) promptly (1) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-effective amendment, when it has become effective, (2) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (3) of the issuance by the SEC of any comments with respect to any filing (and to reply thereto as promptly as reasonably practicable), (4) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose (and use commercially reasonable efforts to obtain the withdrawal of such order), (5) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (6) if there is any misstatement or omission of any material fact in any Registration Statement, Prospectus or any document incorporated therein by reference or if any event occurs which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading;

                           (iii) if reasonably requested by a Selling
         Stockholder, promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Stockholder and its proposed plan of distribution as such Stockholder reasonably requests be included therein; and promptly make all required filings of such Prospectus supplement or post-effective amendment;

                           (iv) furnish to each Selling Stockholder, without charge, as many conformed copies as may reasonably be requested of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                           (v) deliver to each Selling Stockholder, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Stockholder may reasonably request;

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

                           (vi) use commercially reasonable efforts to register or qualify or cooperate with the Selling Stockholder(s) in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such Stockholder(s) reasonably requests in writing; provided, however, that the Company will not be required to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (vi), (2) subject itself to general taxation in any such jurisdiction or (3) file a general consent to service of process in any such jurisdiction;

                           (vii) cooperate with the Selling Stockholder(s) to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Selling Stockholder(s), may request at least two (2) Business Days prior to any sale of such Registrable Securities;

                           (viii) otherwise use commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

                           (ix) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.; and

                           (x) upon reasonable notice and during normal business hours, provide reasonable access to the Company's personnel, legal advisors and auditors for the purpose of permitting the Selling Stockholder(s) to conduct due diligence in connection with any such Registration Statement.

                  As a condition precedent to the participation in any registration hereunder, the Company may require the Selling Stockholder(s) to furnish to the Company such information regarding such Stockholder(s) and the distribution of such securities as the Company may from time to time reasonably request to comply with the applicable provisions of the Securities Act.

                  (b) Cessation of Sales. Each Selling Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(ii) hereof, such Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until (1) such Stockholder is advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act or (2) such Stockholder receives copies of any required supplemented or amended Prospectus, or until such Stockholder is advised in writing by the Company that the use of the Prospectus may be resumed; provided, however, that the Company shall use commercially reasonable efforts to cure any such misstatement, omission or event that is applicable to the Registration Statement as soon as reasonably practicable after delivery of such notice pursuant to clause (6) of Section 5(a)(ii) hereof. If the Company shall have given any such notice during a period when a Demand Registration is in effect, the Company shall extend the period during which the Registration Statement relating to such

Demand Registration shall be maintained effective pursuant to this Agreement by the number of days during which any such disposition of Registrable Securities is discontinued pursuant to this Section 5(b). If so directed by the Company, on the happening of such event, each Selling Stockholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Stockholder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  Section 6.

                  (a) Hold-Back Election. In the case of the registration of any underwritten primary offering initiated by the Company, each Stockholder agrees that if it is reasonably requested to do so by the managing underwriter or the underwriters, then such Stockholder shall not effect any public sale or distribution of Capital Stock of the Company, except as part of such underwritten registration, during the period beginning ten (10) days prior to the closing date of such underwritten offering and ending ninety (90) days after such closing date.

                  (b) Material Development Condition. With respect to any Registration Statement filed or to be filed pursuant to Section 3 or 4(a), if the Board of Directors of the Company determines that, in its good faith judgment, it would (because of the existence of, or in reasonable anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or other development involving the Company or any subsidiary, or the unavailability for reasons beyond the Company's control of any required financial statements, or any other event or condition of similar significance to the Company or any subsidiary) be impracticable or seriously detrimental (a "Material Development Condition") to the Company or any subsidiary to file such Registration Statement with the SEC, or to amend or supplement a Registration Statement that has been filed with the SEC, then the Company shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving to the Holders of a certificate signed by an executive officer of the Company stating that in the good faith judgment of the Board of Directors that a Material Development Condition has occurred (a "Delay Notice"),
(i) to cause sales of Registrable Securities by the Stockholder(s) pursuant to such Registration Statement to cease, (ii) to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or (iii) in the event no such Registration Statement has yet been filed or declared effective, to delay the filing of any such Registration Statement until, in the good faith judgment of the Company, such Material Development Condition no longer exists (notice of which the Company shall promptly deliver to the Stockholder(s)). Notwithstanding the foregoing provisions of this Section 6(b): (1) in no event may such cessation or delay be, for each such Registration Statement, for a period of more than ninety (90) consecutive days from the giving of its Delay Notice to the Stockholder with respect to such Material Development Condition, as above provided; (2) in the event a Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition as provided above, the Company shall cause a new Registration Statement covering the Registrable Securities to be filed with the SEC as soon as practicable after such Material Development Condition ceases to exist or, if sooner, as soon as practicable after the expiration of such ninety (90) day period and the Demand Registration Period for any new Registration Statement that relates to a Demand Registration shall be the greater of twenty (20) days or the number of days that remained in the Demand Registration Period with respect to the withdrawn Registration Statement at the time it was withdrawn; and

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

(3) in the event the Company elects not to withdraw or terminate the effectiveness of any such Registration Statement but to cause a Selling Stockholder to refrain from selling Registrable Securities for any period during the Demand Registration Period, the Demand Registration Period with respect to such Stockholder shall be extended by the number of days during the Demand Registration Period that such Stockholder is required to refrain from selling Registrable Securities.

                  (c) Limitation on Registration Rights. Anything to the contrary contained in this Agreement notwithstanding, when in the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to a majority in interest of the Stockholder(s)), registration of all Registrable Securities owned by a Stockholder is not required by the Securities Act and other applicable securities laws in connection with a proposed sale of all such Registrable Securities, in one transaction, such Stockholder shall have no rights pursuant to Section 4(a) or (b) hereof to request Registrable Securities be included in a registration statement in connection with such proposed sale and the Company shall promptly provide to the transfer agent and such Stockholder's broker in connection with any sale transaction a written opinion addressed to such Stockholder and the transfer agent to the effect set forth above, reasonably sufficient in form and substance to permit the transfer agent to issue stock certificates for such Registrable Securities without any legend restricting transfer thereof.

                  Section 7. Registration Expenses. Subject to Section 3(d) hereof and the last paragraph of Section 4 (a) hereof, all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, reasonable fees and expenses of one counsel for the Selling Stockholder(s), fees and disbursements of the Company's counsel and its independent certified public accountants, Securities Act liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder and fees and expenses of other Persons retained by the Company (all such expenses being referred to as "Registration Expenses"), shall be borne by the Company; provided, that Registration Expenses shall not include any fees and expenses of counsel for the Stockholder(s) (other than fees and expenses of one counsel for the Selling Stockholder(s) described above), out-of-pocket expenses incurred by the Selling Stockholder(s) and underwriting discounts, commissions, brokerage or other fees attributable to the sale of the Registrable Securities.

                  Section 8. Indemnification.

                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, but without duplication, each Selling Stockholder and its officers, directors, stockholders, employees, advisors and agents, and their successors and assigns, and each Person who controls a Selling Stockholder (within the meaning of the Securities
Act) (the "Indemnified Party"), from and against any and all losses, claims, actions, damages, liabilities and expenses (joint or several) (including, without limitation, attorneys' fees and disbursements and all other expenses incurred in investigating, preparing, compromising or defending against any such litigation, commenced or threatened, or any claim whatsoever, and amounts paid in settlement of any such claim or litigation) to which any of such Indemnified Parties may become subject ("Losses"), as incurred, insofar as such Losses arise out of or are based upon or related to (x) any untrue statement (or alleged untrue statement) of a material fact in, or any omission (or alleged omission) of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (including any such statements or omissions incorporated by reference therein) (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Selling Stockholder in respect of such Selling Stockholder or its plan of distribution for use therein, or (y) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law. The Company will also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the Selling Stockholder(s), if so requested.

                  (b) Indemnification by the Selling Stockholder(s). In connection with any Registration Statement, each Selling Stockholder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Company, its officers, directors, stockholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act), from and against any and all losses, claims, actions, damages, liabilities and expenses (including, without limitation, attorneys' fees and disbursements and all other expenses incurred in investigating, preparing, compromising or defending against any such litigation, commenced or threatened, or any claim whatsoever, and amounts paid in settlement of such claim or litigation) to which the Company or any such Person may become subject ("Losses"), as incurred, insofar as such Losses arise out of or are based upon or related to any untrue statement (or alleged untrue statement) of a material fact in, or any omission (or alleged omission) of a material fact required to be stated in, the Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading to the extent (and only to the extent) that such untrue statement or omission occurs in reliance upon any information or affidavit furnished in writing by such Selling Stockholder in respect of such Selling Stockholder or its plan of distribution to the Company for use in connection with such Registration Statement or Prospectus. No Selling Stockholder shall be required to provide indemnification or contribution hereunder in excess of an amount equal to the net proceeds to such Stockholder from the disposition of the Registrable Securities disposed of by such Stockholder pursuant to such Registration Statement.

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (but the failure to so notify an indemnifying party will not relieve it from any liability or obligation which it may have under this Section or otherwise unless the failure to notify results in material prejudice to the indemnifying party in respect of substantial rights and defenses and will not in any event relieve the indemnifying party from any obligations other than the indemnification provided for herein) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner or if representation of such indemnified party by the counsel retained by the indemnifying party would be, in the indemnified party's reasonable view, inappropriate due to actual or potential differing interests between such indemnified party and other party represented by such counsel in such proceeding. The indemnifying party will not be subject to any liability for any compromise or settlement made without its consent. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel (except one (1) local counsel if required in a specific instance) for all parties indemnified by such indemnifying party with respect to such claim.

                  (d) Contribution. If for any reason the indemnification provided for in Section 8(a) or Section 8(b) is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated by Section 8(a) and
Section 8(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the indemnifying party or parties on the one hand, or the indemnified party or parties on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) Conflict with Underwriting Agreement. Notwithstanding the foregoing, to the extent that the indemnification and contribution provisions contained in any underwriting agreement entered into in connection with any Underwritten Offering in which the Stockholder participates, conflict with the foregoing, the provisions of such underwriting agreement shall control.

                  (f) Survival. The provisions of Section 8 shall survive the completion of any offering of Registrable Securities and are in addition to, and not in derogation of any other remedies any party may otherwise have.

                  Section 9. Participation in Underwritten Registrations. No Stockholder may participate in any Underwritten Offering hereunder unless it (i) agrees to sell the Registrable Securities included therein on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this
Section 9 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

                  Section 10. Certain Covenants by the Company. (a) The Company agrees to use commercially reasonable efforts to file with the SEC on a timely basis all annual, quarterly and current repots required to be filed by the Company under the Exchange Act (including, without limitation, those required by Rule 144).

                  (b) Upon request by any Stockholder(s), the Company will inform such Stockholder whether it is in compliance with its reporting obligations under the Exchange Act.

                  (c) The Company will provide all information as the Stockholder reasonably requests in order to determine whether any rule similar to Rule 144 permits the selling of any such securities without registration.

                  (d) Upon obtaining an opinion in form and substance satisfactory to the Company from counsel to a Stockholder that is reasonable satisfactory to the Company to the effect that such Stockholder may transfer its Registrable Securities pursuant to Rule 144(k) without registration under the Securities Act, the Company will instruct its transfer agent to issue to such Stockholder a certificate representing such Registrable Securities without any restrictive legends thereon.

                  Section 11. Amendments and Waivers. The provisions of this Agreement, including the provisions of this Section 11, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless such amendment, modification or waiver is in writing and duly executed by the Company and a majority in interest of the Stockholders. No waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement and no waiver on one occasion shall constitute a waiver on any future occasion with respect to the same or any other provision of this Agreement.

                  Section 12. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air-courier guaranteeing overnight delivery:

                           (a) If to a Stockholder, at the most current address given by such Stockholder to the Company, in accordance with the provisions of this Section 12, which address (including facsimile number) initially is set forth under the Stockholder's signature on the signature page hereto.

                           (b) If to the Company, initially at 805 Third Avenue, New York, NY 10022, attention: Walter M. Psztur, Chief Financial Officer, facsimile No.: (212) 271-

         8580, and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this
         Section 12, with copies to Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, attention: Peter S. Kolevzon, Esq., facsimile No.: (212) 715-8000.

                           (c) All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery, facsimile, telecopier or telegram, on the date of such delivery, (ii) in the case of air courier, on the Business Day after the date when sent and (iii) in the case of mailing, on the third
         (3rd) Business Day following such mailing.

                  Section 13. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  Section 14. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  Section 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF THE CONFLICT OF LAWS THEREOF.

                  Section 16. Jurisdiction; Forum; Waiver of Trial by Jury. Each party hereto consents and submits to the jurisdiction of any state court sitting in the County of New York or federal court sitting in the Southern District of the State of New York in connection with any dispute arising out of or relating to this Agreement. Each party hereto waives any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum. To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Agreement may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment. Each party hereto agrees that personal service of process may be effected by any of the means specified in Section 12 hereof, addressed to such party. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  Section 17. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  Section 18. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Except as otherwise expressly provided in Section 8, hereof, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns. A Stockholder may assign its rights under this Agreement to any "accredited investor" (as defined in Rule 501 under the Securities Act) to whom it transfers Warrants or Registrable Securities, provided that such Stockholder provides an opinion of counsel described in Section 10(c) hereof. Upon any such assignment, the assignee shall be deemed to have agreed to, and shall, be bound by all of the terms and provisions of this Agreement as if such assignee had executed and delivered this Agreement on the date hereof.

                  Section 19. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the Company and the Stockholder have executed this Registration Rights Agreement as of the date first written above.

                                   INTERNET COMMERCE CORPORATION


                                   By:
                                         ---------------------------------------
                                         Name:  G. Michael Cassidy
                                         Title: President and Chief Executive
                                                Officer



                                   ING Merger, LLC


                                   By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                         Address:    1325 Avenue of the Americas
                                                     New York, New York  10019


                                         Facsimile No:


                                   ING Capital, LLC


                                   By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                         Address:    1325 Avenue of the Americas
                                                     New York, New York  10019


                                         Facsimile No: